EX-99(e)(2)
Sixth Amended and Restated
Schedule A to the
Amended and Restated
Distribution Agreement
by and between
Scout Funds
and
UMB Distribution Services, LLC

Name of Funds Original Effective Date Annual Renewal Deadline

Scout Stock Fund May 19, 2001 March 31
Scout Mid Cap Fund Oct. 31, 2006 March 31
Scout Small Cap Fund May 19, 2001 March 31
Scout International Fund May 19, 2001 March 31
Scout International Discovery Fund Dec. 31, 2007 March 31
Scout Global Equity Fund June 30, 2011 March 31
Scout Core Bond Fund May 19, 2001 March 31
Scout Core Plus Bond Fund April 21, 2011 March 31
Scout Unconstrained Bond Fund Sept. 30, 2011 March 31
Scout Low Duration Bond Fund Aug. 29, 2012 March 31
Scout Emerging Markets Fund Sept. 26, 2012 March 31

The undersigned, intending to be legally bound, hereby execute this Sixth Amended and Restated Schedule A to the Amended and Restated Distribution Agreement dated April 1, 2010, and executed by and between Scout Funds and UMB Distribution Services, LLC, to be effective as of the 26th day of September, 2012.

UMB DISTRIBUTION SERVICES, LLC                                                                         SCOUT FUNDS

By: /s/ Robert J. Tuszynski                                                                           By: /s/ Andrew J. Iseman

Title:  Robert J. Tuszynski, President                                                                                     Title: Andrew J. Iseman, President